SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): November 7, 2007

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 108th Avenue NE, Suite 1908
Bellevue, WA 98004
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 25, 2007 (the “Dismissal Date”), Schumacher & Associates, Inc. ("Schumacher"), was dismissed as independent auditor of Mycom Group, Inc., a Nevada corporation (the "Company") in connection with the engagement of Peterson Sullivan, PLLC, as the independent registered public accounting firm for the Company (“Peterson Sullivan”).  Schumacher's reports on the Company's 10-KSB and 10-KSB for each of the years ended December 31, 2006 and 2005, respectively, and all subsequent interim periods up and until the Dismissal Date, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than reflecting an uncertainty as to the Company's ability to continue as a going concern.

During each of the two (2) years ended December 31, 2006 and 2005, and all subsequent interim periods up and until the Dismissal Date, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Schumacher's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

On November 7, 2007, the Company engaged Peterson Sullivan as its independent registered public accounting firm to audit the Company's financial statements.  During each of the two (2) years ended December 31, 2006 and 2005, and all subsequent interim periods up and until the Dismissal  Date, the Company did not consult Peterson Sullivan on any matters described in Item 304(a)(2)(i) of Regulation S-B. During each of the two (2) years ended December 31, 2006 and 2005, and all subsequent interim periods up and until the Dismissal Date, the Company did not consult Peterson Sullivan on any matters described in Item 304(a)(2)(ii) of Regulation S-B.

The decision to change accountants was recommended and approved by the Board of Directors of the Company on August 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2007

SARS CORPORATION

By:	/s/ Clayton Shelver
Clayton Shelver Chief Executive Officer